As filed with the Securities and Exchange Commission on November 4, 1997
                                                       Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________


                           VION PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                  13-3671221
       (State or other juris-                                  (I.R.S. Employer
       diction of incorporation                                Identification
       or organization)                                        Number)


                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           VION PHARMACEUTICALS, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (full title of the plan)
                                 ______________

                                   JOHN SPEARS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ______________


Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             D. TERENCE JONES, ESQ.
                                  WIGGIN & DANA
                                ONE CENTURY TOWER
                          NEW HAVEN, CONNECTICUT 06508
                                 (203) 498-4400
                                _______________

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum           Proposed Maximum          Amount of
Title of Securities to be           Amount to be              Offering Price Per         Aggregate Offering        Registration Fee
Registered                          Registered                Share(1)                   Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value
per share...........                500,000 shares (2)        $5.57                      $2,785,000.00             $843.94
====================================================================================================================================

(1) The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1). The offering price and fee are computed based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Small Cap Market on October 29, 1997.

(2) Does not include 1,000,000 shares previously registered on October 27, 1995 and October 22, 1996 pursuant to a seperate registration statement for which a fee was paid on such filing dates.

================================================================================







                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

             The following documents, which are on file with the Commission (File No. 0-26534), are incorporated in this Prospectus by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1997.

         (c) The Company's Quarterly Report on Form 10-QSB for the three month period ended June 30, 1997.

         (d) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed July 31, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify, to the full extent permitted by the Delaware General Corporation Law ("GCL") as set forth in Section 145 of the GCL.

                  In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

Exhibit
No.               Description
-------           -----------

4                 Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock
                    Option Plan, as amended

5                 Opinion of Wiggin & Dana

23.1              Consent of Ernst & Young LLP

23.2              Consent of Wiggin & Dana (to be filed as part of Exhibit 5)

24                Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

              (a)    The undersigned registrant will:

              (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i) Include any additional or changed material information on the plan of distribution.

              (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered


                                      II-2








                     and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                      II-3








                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on November 4, 1997.


                                       VION PHARMACEUTICALS, INC.


                                       By: /s/ John A. Spears
                                           ---------------------------
                                           John A. Spears
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Spears and Thomas Klein as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                                  Date
---------                     -----                                  ----


/s/ William R. Miller         Chairman of the Board          November 4, 1997
--------------------------                                           ----
William R. Miller



/s/ John A. Spears            President, Chief Executive     November 4, 1997
--------------------------    Officer and Director                   ----
John A. Spears



/s/ Alan C. Sartorelli        Director                       November 4, 1997
--------------------------                                           ----
Alan C. Sartorelli, Ph.D.



                                      II-4







/s/ Michel C. Bergerac              Director               November 4, 1997
-------------------------------                                    ----
Michel C. Bergerac



/s/ Frank T. Cary                   Director               November 4, 1997
-------------------------------                                    ----
Frank T. Cary



/s/ A.E. Cohen                      Director               November 4, 1997
-------------------------------                                    ----
A.E. Cohen



/s/ James L. Ferguson               Director               November 4, 1997
-------------------------------                                    ----
James L. Ferguson



/s/ Michael C. Kent                 Director               November 4, 1997
-------------------------------                                    ----
Michael C. Kent



/s/ E. Donald Shapiro               Director               November 4, 1997
-------------------------------                                    ----
E. Donald Shapiro



/s/ Walter Wriston                  Director               November 4, 1997
-------------------------------                                    ----
Walter Wriston





                                      II-5









/s/ Thomas E. Klein              Vice President - Finance,    November 4, 1997
----------------------------     Chief Financial Officer              ----
Thomas E. Klein                  and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)




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